Exhibit 10.23
MICHAEL FERRARO [or his nominee]
(‘Landlord’)
COMWELD GROUP PTY LTD
ACN 007 226 815
(‘Tenant’)
AGREEMENT FOR LEASE
PART 73 GOWER STREET, PRESTON
MINTER ELLISON
Lawyers
Rialto Towers, 525 Collins Street
MELBOURNE VIC 3000
DX 204 Melbourne
Telephone (03) 9229 2000
Facsimile (03) 9229 2666
Reference DJMC 1320080

TABLE OF CONTENTS

RECITALS	1

OPERATIVE PART	1

1. DEFINITIONS, INTERPRETATION AND CONSTRUCTION	1
1.1 Definitions	1
1.2 Interpretation	3
1.3 Deed Prevails	4
1.4 Applicable law	4
1.5 Severability	4
1.6 Time of the Essence	4

2. CONSTRUCTION	4
2.1 Description and Completion of Construction Works	4
2.2 Tenant’s Variations	4
2.4 Tenant’s Fit-Out	5

3. COMPLETION	5

4. EXTENSION OF ANTICIPATED COMPLETION DATE	5

5. LEASE	6
5.1 Possession and Grant	6
5.2 Completion and Execution of Lease	6
5.3 Obligations Pending Execution	6

6. DEFAULT	7
6.1 Events of Default	7
6.2 Termination on default	7

7. DISPUTE DETERMINATION	7
7.1 Referral of dispute to Expert	7
7.2 Conditions of referral	7

8. DEFECTS LIABILITY PERIOD AND COMPLETION	8
8.1 Landlord to remedy	8
8.2 Access to Premises	8
8.3 Maintenance Warranties	8

9. GENERAL PROVISIONS	9
9.1 Tenant not to deal with interest	9
9.2 Costs and Stamp Duty	9
9.3 Tenant to reimburse Landlord	9
9.4 Notices	9

10. CONSENT OF MORTGAGEE	10

11. RIGHT OF INSPECTION	10

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12. INSURANCE	10

13. ENVIRONMENTAL WARRANTIES

SCHEDULE 1	11

SCHEDULE 2	12

SCHEDULE 3	13

SCHEDULE 4	14

THIS DEED is made on	2000

BETWEEN	MICHAEL FERRARO
of 78 Chifley Drive, Preston, Victoria (‘Landlord’)

AND	COMWELD GROUP PTY LTD ACN 007 226 815
of 85 Chifley Drive, Preston, Victoria (‘Tenant’)
RECITALS
A.	The Landlord is the purchaser under a contract of sale for the Land dated ~~##~~.
B.	Upon settlement of the contract of sale settling, the Landlord will be entitled to be the registered proprietor of the Land.
C.	Subject to the provisions of this Deed, the Landlord:
(a)	has agreed to construct a facility on the Land for the Tenant; and
(b)	will lease the Premises to the Tenant and the Tenant will accept a lease of the Premises from the Landlord on the terms of this Deed and of the Lease.
OPERATIVE PART
1.	DEFINITIONS, INTERPRETATION AND CONSTRUCTION
1.1	Definitions
In this Deed:
‘Anticipated Completion Date’ means the date set out in Item 1 of Schedule 1;
‘Approval’ means any approval, permit, authorisation, consent or registration required by an Authority, under a Statute or otherwise for the Construction Works.
‘Authority’ means any statutory, public or other authority and (without limitation) includes any government, semi or local government, city, municipal, health, licensing or civic authority or body or any consultant or representative acting on behalf of any of those authorities or bodies.
‘Commencing Rent’ means the amount of rent specified in Item 2 of Schedule 1.
‘Completion’ means the date determined by the Landlord’s consultant and notified to the Tenant in accordance with clause 3.1 PROVIDED THAT the determination shall not be valid or effective unless the following conditions and requirements have been complied with and fulfilled:
(a)	on or before the date so determined an occupancy permit has issued in respect of the Construction Works on the Land by the relevant Authority; and
(b)	on or before the date so determined a certificate of practical completion has been issued by the Landlord’s Consultant in respect of the Construction Works

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PROVIDED THAT if the Tenant disputes that the certificate should have been issued the dispute may be referred by either party to an expert in accordance with clause 7 to decide if the certificate should have been issued on the date, and if not, the date on which the certificate should have been issued and Completion achieved.
‘Construction Works’ means the work to be completed by the Landlord in accordance with the Approvals and the Plans & Specifications.
‘Deed’ means this deed and each Schedule described in this deed as well as any amendment to any of them in writing signed by the parties.
‘Defect Period’ means the period of twelve (12) calendar months commencing on the Lease Commencement Date.
‘Expert’ means a person to whom a Dispute is referred under clause 7.
‘Land’ means Lot 4 on proposed plan of subdivision PS434873R, a copy of which is attached as Schedule 2 and being part of the land described in certificate of title Volume 10484 Folio 758.
‘Law’ includes any requirement of any statute, rule, regulation, proclamation, ordinance, or by-law present or future, and whether state, federal or otherwise.
‘Lease’ means a lease in the form of the lease in Schedule 3 completed in accordance with this Deed.
‘Lease Commencement Date’ means the day on which Completion occurs.
‘Landlord’ means the Landlord and his heirs, executors and permitted transferees or where a corporation its successors and transferees.
‘Landlord’s Consultant’ means a person appointed by the Landlord who is suitably qualified to supervise carrying out of the Construction Works.
‘Minor Defects’ means any omissions and defects in the Construction Works that in the Landlord’s reasonable opinion:
(a)	are of a minor nature; and
(b)	may be completed after the Lease Commencement Date without unreasonably interfering with the Tenant’s use of the Premises.
‘Plans and Specifications’ means the plans and specifications detailing the Construction Works attached as Schedule 4 and includes any variations or additions made or required in accordance with this Deed. ~~[# to be attached]~~
‘Premises’ means the Land and any improvements.
‘Statute’ includes an act, by-law, order-in-council, ordinance, proclamation, regulation and rule.

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‘Term’ means the term stated in Item 3 of Schedule 1.
1.2	Interpretation
In interpreting this Deed and unless necessarily excluded by the context:
(a)	one gender includes each other gender;
(b)	the singular number includes the plural number and conversely (including in a defined expression);
(c)	unless defined in this Deed, a word defined in the Lease has the same meaning in this Deed;
(d)	a covenant by more than one person is joint and several;
(e)	emboldening and each clause heading are ignored;
(f)	a derivative of a defined word has a corresponding meaning;
(g)	a reference to a Statute includes:
(i)	an Act amending the Statute and an Act substituted for a Statute;
(ii)	an award, employment agreement and industrial agreement;
(iii)	a notice given under a Statute; and
(iv)	a requirement of a person under a Statute;
(h)	a reference to a party comprising more than one person includes any one or more of those persons;
(i)	a reference to a thing includes the whole as well as any one or more parts of the thing;
(j)	a covenant by a person not to do something includes a covenant by that person not to allow, attempt, permit or suffer the doing of that thing;
(k)	a reference to a bank means a bank licensed to carry on the business of a Trading Bank or a Savings Bank in Australia;
(l)	a reference to a period in days means calendar days;
(m)	a reference to a business day means any day on which banks are normally open for business in Victoria;
(n)	a reference to ‘person’ includes a body corporate.
(o)	a reference to ‘execute’ means:

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(i)	in the case of a deed, to execute in the form required to bind the person executing by deed and to deliver; and
(ii)	otherwise, to execute in the form required to bind the person executing according to the tenor of the instrument;
(p)	a reference to ‘observe’ includes to comply with, discharge, fulfil, keep and perform; and
(q)	a reference to a party includes each party’s administrator, executor, successor and permitted assign.
1.3	Deed Prevails
In the event of any inconsistency between the provisions of this Deed and the Schedules which form part of it, this Deed will prevail so far as is necessary to resolve the inconsistency.
1.4	Applicable law
This Deed will be construed, applied and will take effect as a contract made in the State of Victoria, and will be governed by and performed according to the law of that State.
1.5	Severability
Any provision of this Deed which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.
1.6	Time of the Essence
Time is of the essence in all respects in relation to this Deed.
2.	CONSTRUCTION
2.1	Description and Completion of Construction Works
2.1.1	By executing this Deed, the parties are deemed to have agreed to the scope of the Construction Works and to the Plans & Specifications.
2.1.2	Subject to the provisions of this Deed, the Landlord at its sole cost will cause the completion of the Construction Works in a good and workmanlike manner with due expedition and on or before the Anticipated Completion Date and in compliance with the requirements of any Authority and any Approval.
2.2	Tenant’s Variations
(a)	The Tenant may request that the Plans & Specifications are varied and the Landlord must not unreasonably withhold its consent to such request.

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(b)	The Tenant will pay for the additional cost incurred including finance and legal costs as a result of any variation or addition by capitalising such cost at 9.85% as rent. For the purposes of this clause the additional cost incurred means the net additional costs actually incurred by the Landlord (excluding the Landlord’s overheads and any GST).
2.3	Dispute
If a dispute arises between the parties relating to the cost of any variation or additional work requested by the Tenant, then the Landlord must appoint an expert to determine the dispute in accordance with the provisions of clause 7.
2.4	Tenant’s Fit-Out
(a)	The Tenant shall be entitled to access the Land for a period of no less than 60 days prior to Completion or such other time as agreed between the parties for the purposes of carrying out any Tenant’s fit-out for the Premises. The Landlord must give to the Tenant not less than 28 days’ notice in writing of the date upon which the Premises will be available for the carrying out of the Tenant’s fit-out.
(b)	The Tenant agrees to indemnify and keep indemnified the Landlord against any loss or damage suffered by the Landlord as a result of the Tenant carrying out any fit-out referred to in clause 2.4(a) except to the extent such loss or damage is caused or contributed to by the Landlord’s negligence or default.
3.	COMPLETION
3.1	The Landlord or the Landlord’s Consultant must notify the Tenant in writing that Completion will occur on the day l4 days after the date of that notice.
3.2	The existence of any Minor Defects at the relevant date does not prevent Completion being deemed to have occurred under clause 3.1 and cannot be used by the Tenant to dispute that the certificate of practical completion referred to in clause 1.1 should have been issued.
3.3	The Landlord must:
(a)	remedy any Minor Defects as soon as practicable after Completion;
(b)	cause as little interruption as possible to the Tenant’s use of the Premises whilst so doing.
4.	~~IF the Landlord is unable to achieve Completion by the Anticipated Completion Date (as extended pursuant to this Deed) in addition to any other remedies the Tenant may have against the Landlord under this Deed, the Tenant has the right at any time thereafter but prior to Complection to terminate this Agreement upon 7 days’ written notice with no compensation payable to the Landlord. It is acknowledged by the Landlord that the Tenant will suffer substantial loss and damages if Completion is not achieved by the Anticipated Completion Date, including without limitation, the~~

6

~~costs of alternative accommodation and disruption to its day to day business~~. DELETED
5.	LEASE
5.1	Possession and Grant
On the Lease Commencement Date:
(a)	the Landlord must deliver and the Tenant must take possession of the Premises on the terms and conditions contained in the Lease; and
(b)	the Landlord grants, and the Tenant accepts, the Lease of the Premises for the Term at the Commencing Rent and on the other terms contained in the Lease.
5.2	Completion and Execution of Lease
5.2.1	The Tenant must execute each execution copy of the Lease upon receipt from the Landlord, and deliver them to the Landlord promptly.
5.2.2	The Tenant irrevocably authorises the Landlord to complete the execution copies of the Lease under this clause.
5.2.3	The Landlord must, prior to the submission of the Lease to the Tenant, complete the Lease by inserting or varying as necessary:
(a)	the description of and title particulars to the Land current at the Lease Commencement Date as the Land (as defined in the Lease) together with a substitute plan of the Premises (as defined in the Lease) reflecting the Premises as constructed;
(b)	the Lease Commencement Date as the Commencement Date (as defined in the Lease);
(c)	the Termination Date (as defined in the Lease);
(d)	the Commencing Rent as Annual Rent (as defined in the Lease);
(e)	the applicable details for each other variable in the Lease; and
(f)	each other detail, item of information or modification required to complete, stamp, perfect and (if appropriate) register the Lease.
5.3	Obligations Pending Execution
If the parties have not executed the Lease on the Lease Commencement Date, the Landlord and the Tenant must observe their respective obligations under the Lease on and from the Lease Commencement Date until the date the last party executes the Lease, as if each party executed the Lease (completed in accordance with this Deed) before the Lease Commencement Date.

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6.	DEFAULT
6.1	Events of Default
6.1.1	A party is in default under this Deed if that party:
(a)	does not pay any sum payable under this Deed;
(b)	does not observe a term of this Deed and fails to remedy the default within 14 days after delivery of the notice;
(c)	is a corporation that:
(i)	is wound up;
(ii)	becomes subject to an order for winding-up or reconstruction (except for voluntary winding up or reconstruction);
(iii)	comes under administration under the Corporations Law; or
(iv)	has a controller appointed.
6.2	Termination on default
If a party defaults under this Deed the other party may immediately terminate this Deed by notice in writing to the relevant party.
7.	DISPUTE DETERMINATION
7.1	Referral of dispute to Expert
7.1.1	Where under this Deed the Landlord is required to refer a dispute to an Expert:
(a)	subject to clause 7.1.1(b), the Expert must be an architect with experience in commercial property, appointed by the President of the Royal Australian Institute of Architects (Victorian Chapter); and
(b)	if the Dispute is as to cost, the Expert must be a quantity surveyor with experience in commercial property, appointed by the President of the Australian Institute of Quantity Surveyors (Victorian Chapter).
7.1.2	The Expert must act as an expert and not as an arbitrator.
7.1.3	The Landlord must give the Tenant a copy of the notice referring the dispute to the Expert within 5 business days after the acceptance by the Expert of the appointment.
7.2	Conditions of referral
7.2.1	The Landlord and the Tenant must expeditiously and at their individual cost, provide any information, document or reasonable assistance required by the Expert to decide the dispute.

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7.2.2	Both parties are entitled to make submissions in writing to the Expert, and must act expeditiously in this regard.
7.2.3	The Expert will provide written reasons for his or her determination as soon as possible after appointment, as a condition of his or her appointment and take into account any relevant provisions of this Deed.
7.2.4	The determination of the Expert will be final and binding on the parties.
7.2.5	The Expert must apportion the costs of the determination, including the Expert’s fees and expenses for deciding the dispute, as he or she considers appropriate.
8.	DEFECTS LIABILITY PERIOD AND COMPLETION
8.1	Landlord to remedy
The Landlord must remedy all defects in the Construction Works due to:
(a)	faulty workmanship; or
(b)	faulty materials,
which are notified to the Landlord by the Tenant in writing before the expiration of the Defect Period.
8.2	Access to Premises
8.2.1	The Tenant must permit any person nominated by the Landlord at all times including (without limitation) during normal working hours, on reasonable notice and with or without plant, contractors, architects, workmen and others, to enter the Premises or any part to examine and where necessary to remedy alleged defects in the Construction Works or for such other purposes as deemed necessary or desirable by the Landlord.
8.2.2	This clause 8 will not merge in the grant of the Lease.
8.3	Maintenance Warranties
If the Construction Works or any part of the Construction Works or any fixtures, fittings, plumbing, heating, lighting, airconditioning or other equipment installed are the subject of any maintenance obligation or warranty given by a supplier or installer to the Landlord, the Landlord hereby assigns the benefit of that maintenance obligation or warranty and will take all reasonable steps to enforce the maintenance obligation or warranty against the installer or supplier obligated under the maintenance obligation or warranty.

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9.	GENERAL PROVISIONS

9.1	Landlord not to deal with interest

9.1.1	The Landlord must not:
(a)	assign, convey, dispose of, license or grant any personal right in respect of its estate, interest, rights or obligations under this Deed;

(b)	sell, transfer, dispose of, encumber, mortgage, charge, lease or licence or otherwise dispose of the Land.
without first obtaining the Tenant’s written consent.

9.1.2	Notwithstanding clause 9.1.1 the Landlord has the right to mortgage, encumber or charge the Land without obtaining the Tenant’s consent for the purpose only of obtaining finance prior to completion of the Construction Works.

9.2	Costs and Stamp Duty
(a)	~~Each party must~~ The Tenant will bear ~~its own~~ the costs in relation to ~~the preparation, negotiation and settling of this Deed and of~~ this document and the Lease.

(b)	The Tenant must pay all stamp duty assessed on this Deed or the grant of the Lease.
9.3	Tenant to reimburse Landlord

The Tenant must reimburse to the Landlord on demand any amount payable by the Tenant under this Deed which is paid by the Landlord.

9.4	Notices

9.4.1	A party notifying or giving notice under this Lease must do so:
(a)	in writing, signed by:
(i)	that party; or

(ii)	that party’s attorney, solicitor, agent, director, manager, secretary or other duly authorised officer.
(b)	addressed to the facsimile number or address of the recipient specified in Item 4 of Schedule 1 or as altered by notice given in accordance with this clause; and

(c)	hand delivered or sent by facsimile to that facsimile number or by prepaid post to that address.
9.4.2	A notice given in accordance with clause 9.4.1 will be deemed received:

(a)	if hand delivered, on the date of delivery; and

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(b)	if sent by prepaid post, when it would be delivered in the ordinary course of post; and

(c)	if sent by facsimile transmission, shall in the absence of proof to the contrary be deemed to have been received by the party to whom it was sent on the date of despatch provided that:
(i)	the recipient’s acknowledgement of receipt appears on the sender’s copy of the notice or on the activity record print-out of the sender’s machine or the activity record print-out of the sender’s machine shows a successful transmission of any appropriate sized document to the recipient’s facsimile machine on the date indicated on the print-out; and

(ii)	if the time of despatch is later than 4.00pm in the place to which the facsimile is sent it shall be deemed to have been received at the commencement of business on the next business day in that place.
9.4.3	Where a party comprises more than one person, service on one may be relied on as service on all.

10.	CONSENT OF MORTGAGEE

The Landlord shall at its own expense obtain from any mortgagee of the Landlord holding a mortgage over the Premises or any part an unconditional consent to the execution of this Deed and granting of the Lease.

11.	RIGHT OF INSPECTION

The Tenant shall at all reasonable times be entitled to inspect the Premises during the course of the Construction Works.

12.	INSURANCE

The Landlord must insure the Premises for contractors all risk insurance in respect of the Construction Works, public liability risk for no less than $10,000,000 in respect of a single claim and workers compensation insurance as required by statute to the reasonable satisfaction of the Tenant.

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SCHEDULE 1
REFERENCE SCHEDULE
ITEM 1: ANTICIPATED COMPLETION DATE
~~1 June~~ 31 August 2000
ITEM 2: COMMENCING RENT
$514.000.00 per annum
ITEM 3: TERM
10 years with the option for one further term of 10 years
ITEM 4: ADDRESS FOR SERVICE
(a)	Landlord

Michael Ferraro of 78 Chifley Drive, Preston, Victoria

(b)	Tenant

Comweld Group Pty Ltd ACN 007 226 815 of 85 Chifley Drive, Preston, Victoria

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SCHEDULE 2
LAND
(see attached plans)

13

SCHEDULE 3

LEASE

MICHAEL FERRARO
(the ‘Landlord’)
COMWELD GROUP PTY LTD
ACN 007 226 815
(the ‘Tenant’)
LEASE
PART 73 GOWER STREET, PRESTON
MINTER ELLISON
Lawyers
Rialto Towers
525 Collins Street
MELBOURNE VIC 3000
DX 204 MELBOURNE
Telephone (03) 9229 2000
Facsimile (03) 9229 2666
Reference DJMC 1320080

TABLE OF CONTENTS

1. DEFINITIONS	1

2. SEVERANCE	~~2~~ 3

3. TERM AND HOLDING OVER	3
3.1 Term	3
3.2 Monthly tenancy	4
3.3 Reservation	~~3~~ 4

4. ANNUAL RENT	~~3~~ 4
4.1 Tenant’s covenant	~~3~~ 4
4.2 Payment of rent	~~3~~ 4
~~4.5 Invoice 4~~

5. RENT REVIEW	~~4~~ 6
~~5.1~~ Market Rent Review	~~4~~ 6

6. OPTION TO RENEW	~~5~~ 7
6.1 Exercise of option	~~5~~ 7
6.2 Terms of renewed lease	~~5~~ 7

7. OUTGOINGS	~~6~~ 8
7.1 Tenant to pay Outgoings	~~6~~ 8
7.2 Tenant to pay for services to the Premises	~~6~~ 8
7.4 Tenant to pay for services to the Premises	~~7~~ 9

8. DAMAGE OR DESTRUCTlON	~~7~~ 9
8.1 Suspension of rent	~~7~~ 9
8.2 Damage or destruction	~~8~~ 9
8.3 Dispute	~~8~~ 10

9. ASSIGNMENT AND MORTGAGES	~~8~~ 10
9.1 Transfers and dealings	~~8~~ 10
9.2 Agreement between the parties	~~10~~ 10

10. REPAIRS AND MAINTENANCE	~~10~~ 11
10.1 Tenant to repair the Premises	~~10~~ 11
10.2 Tenant to maintain the Premises	~~10~~ 12

11. INSURANCE	~~11~~ 12
11.1 Insurance	~~11~~ 12
11.2 Evidence of insurance	~~11~~ 13
11.3 Tenant to pay premiums	~~11~~ 13
11.4 Tenant is to pay extra premiums	~~11~~ 13
11.5 Landlord to keep premises insured	~~11~~ 13
11.6 Inflammable substances	~~11~~ 13

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11.7 Compliance with regulations concerning partitioning	~~12~~ 13

12. INDEMNITY	~~12~~ 14
12.1 Release of Landlord from liability	~~12~~ 14
12.2 Specific indemnities	~~13~~ 14
12.3 Negligence or default of the Landlord	~~13~~ 15

13. USE OF PREMISES AND CONDUCT OF BUSINESS	~~13~~ 15
13.1 Permitted use of the Premises	~~13~~ 15
13.2 Compliance with Statutes and Requirements - Tenant	~~14~~ 16
13.3 Failure by Tenant to comply	~~14~~ 16
13.4 Overloading	~~14~~ 16
13.5 Securing of the Premises	~~14~~ 16
13.6 Use of appurtenances	~~14~~ 16
13.7 Alterations and installations	~~15~~ 17
13.8 Heating and cooling	~~15~~ 17
13.9 Prohibition of smoking of tobacco or other plant products	~~15~~ 17
13.10 Rodents and vermin	~~15~~ 17
13.11 Infectious illness	~~15~~ 17
13.12 Blocking windows	~~16~~ 18

14. LANDLORD’S COVENANTS	~~16~~ 18

15. DEFAULT AND TERMINATION	~~16~~ 18
15.1 Tenant in default	~~16~~ 18
15.2 Landlord’s right of re-entry	~~16~~ 18
15.3 Interest on overdue moneys	~~17~~ 19
15.4 Fundamental and essential terms	~~17~~ 19
15.5 Landlord to mitigate damages	~~17~~ 19

16. DETERMINATION OF TERM	~~17~~ 19
16.1 Removal of Tenant’s Fixtures and Fittings	~~17~~ 19
16.2 Tenant to yield up Prermises	~~18~~ 20
16.3 Failure by Tenant to remove its Fixtures and Fittings	~~18~~ 20

17. RIGHTS RESERVED BY LANDLORD	~~18~~ 20
17.1 Landlord’s right to enter, view and repair	~~18~~ 20
17.2 Tenant to reimburse Landlord	~~19~~ 21
17.3 Tenant to permit inspection and display of signs	~~19~~ 21
17.4 Landlord to minimise disturbances	~~19~~ 21

18. COSTS AND STAMP DUTY	~~19~~ 21
18.1 Costs	~~19~~ 21
18.2 Stamp duty	~~20~~ 22

19. GOVERNING LAW AND JURISDICTION	~~20~~ 22
19.1 Governing law	~~20~~ 22

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19.2 Jurisdiction	~~20~~ 22

20. MISCELLANEOUS	~~20~~ 22
20.1 Notices	~~20~~ 22
20.2 Naming Rights	~~20~~ 22

21. INTERPRETATION	~~21~~ 23

LEASE dated	2000

BETWEEN	MICHAEL FERRARO of 68 Chifley Drive. Preston, Victoria (‘Landlord’)

AND	COMWELD GROUP PTY LTD ACN 007 226 815 of 85 Chifley Drive. Preston, Victoria (‘Tenant’)
1.	DEFINITIONS

In this lease:

‘Authority’ means any statutory, public or other authority and (without limitation) includes any government, semi or local government, city, municipal, health, licensing or civic authorities or body or any consultant or representative acting on behalf of any of those authorities or bodies;
‘Annual Rent’ means the amount set out in Item 5 as varied in accordance with the provisions of this lease which for the avoidance of doubt is the amount without regard to any amount required to be paid because of the application of clause 4.3 of this Lease;

‘Commencement Date’ means the date set out in Item 2; ‘Corporation’ means a corporation as defined in the Corporations Law; ‘Fixed Review Date’ means each of the dates set out in Item 6(b);

‘Fixtures and Fittings’ means the Tenant’s Fixtures and Fittings and the Landlord’s Fixtures and Fittings:
~~‘GST Review Date’ means each date on which a Change occurs in the rate of GST in respect of taxing supplies made by the Landlord under this lease;~~
‘Institute’ means the Victorian Division of the Australian Property Institute (Inc); ‘Item’ means an item in the schedule forming part of this lease; ‘Land’ means the Land described in Item 1;

‘Landlord’ includes the person entitled to possession of the Premises when this lease ends;

‘Landlord’s Employees’ includes the Landlord’s employees, agents, contractors, invitees or others who may at any time be authorised by the Landlord to be in the Premises;

‘Landlord’s Fixtures and Fittings’ includes but is not limited to all plant and equipment mechanical or not mechanical, fixtures, furniture, furnishings of whatever nature including window coverings, blinds and light fittings in the Premises at the Commencement Date or from time to time supplied by the Landlord;

‘Market Review Date’ means each of the dates set out in Item 6(a);

‘Outgoings’ means ~~all rates, taxes (excluding income tax and other taxes of like nature and excluding any tax in the nature-of-a-goods and services tax, value added tax or consumption tax) and-charges at any time~~ the total costs of all outgoings, costs and expenses of the Landlord now or in the future properly assessed, charged or chargeable paid or payable ~~to any Authority~~ or otherwise incurred upon or in respect of the ~~Premises or any part of the Premises and charges~~ Land or upon the Landlord in relation to the Land and in particular without limitation includes:
(a)	all taxes payable in respect of the ~~Promises of a recurrent and non-capital nature. Land tax will be~~ Land or in respect of the Landlord’s ownership or occupancy calculated on the basis that the ~~Premises is the only land owned~~ Land is not subject to a special trust as defined in the Land Tax Act 1958 and calculated on a single holding basis (including all State and Federal Land Tax but excluding Income Tax payable by the Landlord ~~in Victoria;~~ on its income);

(b)	all rates, charges, assessments, duties, impositions and fees of any public municipal government or statutory body, authority or department charged imposed or assessed on or in respect of the Land PROVIDED THAT such rates and charges are of a non capital and recurrent nature;

(c)	all insurance premiums and associated charges payable by the Landlord in respect of the Premises, its fixtures and fittings and installed plant against damage by fire water damage and other casualty risks and other insurance including accident compensation, third party liability, liability for loss injury or damage to persons or property (including the Landlord’s fixtures and fittings), damage to or destruction of plate glass to full replacement value, loss of rent in an amount equal to 1 years rental, consequential loss and such other usual risks as the Landlord may deem reasonable necessary in relation to the Premises or the Landlord’s ownership or interest in the Land;

(d)	all charges for or in respect of water, gas, electricity, light, power, fuel, telephone, sewage, garbage, pest control and extermination caretaker costs, garden and horticultural maintenances expenses and other services or requirements furnished or supplied to the Premises for the general benefit_or purpose of the Premises;

(e)	all costs of repairs painting and maintenance of the Premises but excluding work of a structural and expenses incurred of a capital nature;

(f)	all operating and runnings costs of lighting, fire fighting equipment, sprinklers, thermal alarms, pumps, ventilating equipment, lifts, hot water service, air conditioning, heating or cooling or any other plant, equipment or services in the premises;
‘Premises’ means the Land and improvements and includes the Landlord’s Fixtures and Fittings;

‘Related Corporation’ means a related body corporate under the Corporations Law;

‘Requirement’ means any requirement notice order or direction received from or given by any Authority;

‘Specified Rate’ means interest at the rate for the time being fixed under section 2 of the Penalty lnterest Rate Act 1983;

‘State’ means the State of Victoria;

‘Statute’ means any legislation in force of the Parliament of the Commonwealth of Australia or the State and any rule, regulation, ordinance, by-law, statutory instrument, order or notice made under legislation;

‘Tenant’s Employees’ means the Tenant’s employees, agents, contractors, invitees, sub-tenants or others allowed by the Tenant to be in or on the Premises;

‘Tenant’s Fixtures and Fittings’ includes all fixtures, fittings, plant, equipment and other articles in the Premises in the nature of trade or tenants fixtures and chattels which are not Landlord’s Fixtures and Fittings;

‘Term’ means the term of this lease as set out in Item 4 commencing on the Commencement Date and expiring on the Termination Date;

‘Termination Date’ means the date set out in Item 3; and

‘Valuer’ means a valuer who is a full member of the Institute and with a minimum of five years experience in valuations of premises of a similar nature to the Premises.

2.	SEVERANCE
(a)	A construction of this lease that results in all provisions being enforceable is to be preferred to a construction that does not so result.

(b)	If despite the application of paragraph (a), a provision of this document is illegal or unenforceable:
(i)	and it would be legal and enforceable if a word or words were omitted, that word or those words are severed; and

(ii)	in any other case, the whole provision is severed;
and the remainder of this document continues in force.
3.	TERM AND HOLDING OVER

3.1	Term

The Landlord leases to the Tenant the Premises for the Term starting on the Commencement Date and ending on the Termination Date unless terminated earlier in accordance with the provisions of this lease.

3.2	Monthly tenancy

The Tenant will be a monthly Tenant subject to the provisions of this lease if the Landlord allows the Tenant to continue to occupy the Premises after the Termination Date without a further lease being entered into. The monthly tenancy may be terminated by either party giving the other party one month’s written notice.

3.3	Reservation

The Landlord reserves to itself and any person authorised by it the use of the exterior walls and the roof and the right to install maintain, use, repair, alter and replace pipes, ducts, conducts and wires. The Landlord also reserves itself and any person authorised by it to enter the Premises for these purposes. In exercising these rights the Landlord will not interfere with the Tenant in its use of the Premises more than is necessary.

4.	ANNUAL RENT

4.1	Tenant’s covenant
(a)	The Tenant must pay the Annual Rent to the Landlord during the Term.
(b)	Despite clause 4.1(a), the Tenant is not required to pay that part of the Annual Rent attributable to the first month of the Term;
4.2	Payment of rent

The Annual Rent must be paid:
(a)	by consecutive monthly instalments in advance;

(b)	on the Rent Commencement Date and then on the first day of each month during the Term;

(c)	with each payment equal to one twelfth of the Annual Rent (excluding the first and last payment which must be proportionate if necessary); and

(d)	to the Landlord at the address set out in Item 10 or to any other payee or address as indicated in writing by the Landlord to the Tenant.
4.3	Increase by GST
(a)	The parties agree that;
(i)	all Payments have been calculated without regard to the impact of GST;

(ii)	if the whole_or any part of any Payment is the ~~Despite the other provisions of this lease, each payment of Annual Rent and any other~~ consideration for a ~~supply subject to GST the Landlord makes under this Iease-except-for the fcimburscment of Outgoings under clause 7.1 increases by~~ Taxable Supply, the payer must pay to the payee an additional amount equal to the GST ~~Rate from and including 1 July~~

~~2010 and each GST Review Date.~~ Amount, either concurrently with that Payment or as otherwise agreed in writing; and
~~4.4-Refund~~ (iii) the payee will provide to the payer a Tax Invoice at the same time as which any GST Amount is payable.
~~The-Landlord shall refund to the Tenant all or part of any amount the Tenant-pays during the New Tax System Transition Period having regard to the mailer to which the~~
(b)	The Landlord ~~is obliged at law-to-have-regard to pursuant to the-provisions of Part VB of~~ will comply with its obligations under the Trade Practices Act 1974 when calculating the amount of any Payment.
(c)	The Landlord will provide to the Tenant any information reasonably requested by the Tenant relating to the Lessor’s Input Tax Credits and the amount of any costs incurred by the Landlord in connection with supplies made by the Landlord under this Lease.
(d)	In this clause, the following definitions shall apply

GST means the goods and services tax as imposed by the GST Law together with any related interest, penalties, fines or other charges to the extent that they arise from the Tenant’s failure to pay when due.

GST Amount means any Payment (or the relevant party of the Payment) multiplied by the appropriate rate of GST (currently 10%).

GST Law has the meaning given to the term in A New Tax System (Goods and Services Tax) Act 1999, or if that Act does not exist for any reason, means any Act imposing or related to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Input Tax Credit has the meaning given to that term by the GST Law.

Outgoings excludes any GST forming part of the relevant expense when incurred by the Lessor for which the Landlord can claim_an Input Tax Credit._ The Landlord will be assumed to be entitled to full Input_Tax Credits unless it can claim otherwise prior to the date of any Payment.

Payment means:
(a)	any Rent or contribution to Outgoings; and
(b)	any other amount payable under or in connection with this lease, by the Landlord or the Tenant, including any amount payable by way of indemnity, reimbursement or otherwise, other than a GST Amount:
Tax Invoice has the meaning given to that term by the GST Law.
Taxable Supply has the meaning given to that term by the GST Law.~~.~~
~~4.5 Invoice~~

~~The Landlord must give the Tenant a tax invoice for any payment relating to a period spanning or after I July 2000 before the Tenant is obliged to make that payment.~~
5.	RENT REVIEW

5.1	Market Rent Review

The Annual Rent must be reviewed on each Market Review Date as follows:
(a)	at least 60 days prior to a Market Review Date the Landlord must notify the Tenant of the amount in writing (‘Landlord’s Amount’) which it considers should be the ~~Annual Rent~~ market rental value as from the Market Review Date ~~of each-further~~ term (‘Landlord’s Notice’); and

(b)	the Tenant must advise the Landlord in writing of its objection (‘Tenant’s Notice’) within 30 days of receiving the Landlord’s Notice if the Tenant disputes the Landlord’s Amount. The Tenant’s Notice must set out an alternative sum which the Tenant considers should be the Annual Rent as from the Market Review Date ~~of such further term~~

(c)	the ~~Annual Rent~~ market rental value will be determined by a Valuer appointed by the President of the Institute at the request of either the Landlord or the Tenant if within 30 days of receiving the Tenant’s Notice, the Landlord and Tenant cannot agree on the ~~Annual Rent~~ market rental value;

(d)	the Valuer will determine the ~~Annual Rcnt at the Market Review Date of such further term. The~~ market rental value on a GST exclusive basis;

(e)	the determination of the valuer will be final and binding on the parties;

~~(e)~~(f)	in determining the ~~Annual Rent~~ market rental value the Valuer must:
(i)	act as an expert and not as an arbitrator;

(ii)	have regard to:
(A)	the length of the Term;

(B)	the provisions of this lease with vacant possession of the Premises;

(C)	the rental of comparable premises, discounted where necessary for any GST payable in respect of the supplies for which such rent is the consideration;
~~(D) the fact that the Landlord-may be required to pay GST in respect of supplies made by it undcr-or-in connection with this lease and for which-the-Annual-Rent is the consideration;~~
(iii)	and must disregard:

(A)	the value of any goodwill attributable to any business conducted by the Tenant in the Premises;

(B)	the value of the Tenant’s Fixtures and Fittings or any other improvements voluntarily made by the Tenant; and

(C)	any failure by the Tenant to comply with the provisions contained in this lease.

(D)	the fact that the Landlord may be required to pay GST in respect of supplies made by it under or in connection with this lease and for which the Annual Rent is the consideration;
(g)~~(f)~~	Before the resolution and determination of the Annual Rent the Tenant must continue to pay the Annual Rent payable immediately before the ~~Commencement Date of such further term~~ Market Review Date. Within seven days of the determination of the Annual Rent any adjustment must be made between the parties.

~~(g)~~(h)	The rent as determined must not be less than the Annual Rent for the year immediately preceding the relevant Market Review Date.
5.2	Fixed Rent Review

The Annual Rent must be increased on each Fixed Review Date by an amount equal to 103% of the Annual Rent for the year immediately preceding the relevant Fixed Review Date.

6.	OPTION TO RENEW

6.1	Exercise of option

The Tenant must notify the Landlord in writing at least ~~three~~ eight months before the Termination Date if the Tenant wishes to lease the Premises for the further term set out in Item 9.

6.2	Terms of renewed lease

After the exercise of the option referred to in clause 6.1 (Exercise of option), the Landlord will grant to the Tenant a further lease of the Premises for the period set out in Item 9 provided the Tenant is not in breach either at the time of exercising its option (of which breach it has been given a reasonable period to rectify and has failed to do so). The further term commences on the day following the Termination Date and will contain the same provisions as this lease except that:
(a)	if this is the last of the further terms referred to in Item 9 this clause must be deleted;

(b)	the Annual Rent for the first year of the further term will be determined in accordance with clause 5.1;

(c)	the dates set out in Items 2 and 3 will be replaced with the Commencement Date and Termination Date of the renewed lease;

(d)	the Term in Item 4 will be replaced by the further term set out in Item 10. If there is more than one further term in Item 10 then Item 10 will be amended to reduce the further terms by one; and

(e)	Item 6 will be amended so that the Market Review Dates and Fixed Review Dates are in accordance with the exercise of the option.
7.	OUTGOINGS

7.1	Tenant to pay Outgoings
(a)	The Tenant must pay all Outgoings when due.

(b)	The Landlord may pay any of the Outgoings which the Tenant has failed to pay. If the Landlord does pay those Outgoings the Tenant must immediately pay to the Landlord when requested the amounts which the Landlord has paid.
7.2	Tenant to pay for services to the Premises

The Tenant must pay all charges for the supply of any service to the Premises when due including gas, electricity, water and telephone.

7.3	Tenant to pay Outgoings
(a)	The Tenant must pay all Outgoings when due as from the Commencement Date, provided that if the notice for payment is sent to the Landlord, the Landlord may either pay such Outgoing and seek reimbursement from the Tenant or request the Tenant to pay such Outgoing direct, in either case such payment must be made by the Tenant within 14 days of receipt of notice of such Outgoing.

(b)	The Landlord may pay any of the Outgoings which the Tenant has failed to pay. If the Landlord does pay those Outgoings the Tenant must immediately pay to the Landlord when requested the amounts which the Landlord has paid.
~~(c) The cost of each-component of Outgoings to the Landlord is to-be calculated as follows:~~
~~(A - B) x (1 ÷ C ÷ D)~~
~~where:~~
~~A the GST—inclusive price of the component for Outgoings, being the amount paid-by-the Landlord:~~
~~B — the GST input tax credit for which the Landlord is eligible on the component of Outgoings:~~
~~C the GST Adjustment Amount expressed as a decimal, and~~

~~D — the sum of all Further GST Adjustment Amounts expressed as a decimal.~~
~~For the purpose of applying-(the-formula set-out immediately above, the Landlord must upon demmand provide the Tenant-with sufficient evidence to enable the Tenant to determine, to the Tenant’s reasonable satisfaction.-the amount of the input tax credit for which the Landlord is eligible.~~
7.4	Tenant to pay for services to the Premises

The Tenant must pay all charges for the supply of any service to the Premises including gas, electricity, water and telecommunications when due.

8.	DAMAGE OR DESTRUCTION

8.1	Suspension of rent
(a)	The whole or a proportionate part of the Annual Rent or Outgoings will be suspended if:
(i)	the whole or part of the Premises is damaged resulting in whole or part of the Premises being unfit for the occupation and use of the Tenant; or

(ii)	access to the Premises is interrupted making the Premises inaccessible.
The amount suspended will be determined by reference to the nature and extent of the damage sustained.
(b)	The suspension of the Annual Rent or Outgoings will continue until:
(i)	the Premises are made fit for the occupation of the Tenant;

(ii)	the Premises are accessible to the Tenant;

(iii)	the lease terminated under the provisions of this lease.
(c)	The Annual Rent or Outgoings will not be suspended if payment of the Landlord’s insurance claim in respect of the damage or destruction is properly refused because of any wilful or negligent act or omission by the Tenant or the Tenant’s Employees.
8.2	Damage or destruction
(a)	If the whole or part of the Premises is damaged or unfit for occupation by the Tenant the Tenant may at its election terminate this Lease by notice in writing within 30 days of the event of damage or subject to clause 8.2(b), require the Landlord to rebuild the Premises within a reasonable time.

(b)	The Landlord is under no obligation to rebuild the Premises if:

(i)	the estimated cost of rebuilding and/or reinstating the Premises exceeds the amount received by the Landlord under any insurance policy taken out by the Landlord over the Premises provided the inadequacy of such insurance is not due to the fault of the Landlord; or

(iv)	rebuilding the Premises in the same or substantially the same construction materials, or to the same or substantially the same dimensions, or at all, is prohibited under any statues in force at the relevant time.
(c)	If the Landlord is obliged to rebuild the Premises it must do so with due expedition and in a proper and workmanlike manner failing which the Tenant may end this Lease on 14 days prior written notice.

(d)	If the Landlord is not obliged to rebuild the Premises under sub-clause (b) then either party may forthwith terminate this Lease without compensation payable to the other.

(e)	Any termination referred to in this clause will be without prejudice to the rights of either party in respect of any previous breach of any provisions of this Lease.
8.3	Dispute

Any dispute arising under this clause will be determined by a Valuer appointed by the President for the time being of the Institute. In determining the dispute the Valuer must act as an expert and not as an arbitrator. The determination of the Valuer appointed under this clause is final and binding on both parties. The parties will equally share the costs incurred in determining the dispute.
9.	ASSIGNMENT AND MORTGAGES

9.1	Transfers and dealings

The Tenant must not assign, transfer, sublet, part with, share the possession of, grant any licence, mortgage, charge or otherwise deal with the whole or part of the Premises or this lease without the Landlord’s prior written consent.

9.2	Agreement between the parties

It is agreed between the parties:
(a)	that section 144(1) of the Property Law Act 1958 (Vic) does not apply; and

(b)	that the Landlord will not unreasonably withhold its consent to the Tenant assigning, transferring, licensing or subleasing where:
(i)	at the time the Tenant notifies the Landlord of its wish to assign or transfer the lease or sublease the Premises the Tenant is not in default under this lease;

(ii)	there are no subsequent defaults by the Tenant;

(iii)	the Tenant pays the costs and disbursements incurred by the Landlord in giving its consent: and

(iv)	the Tenant proposes to assign, transfer, sublease or grant or licence to a person who:
(A)	proves to the reasonable satisfaction of the Landlord that he or she is a responsible, respectable and solvent person;

(B)	enters into an agreement with the Landlord and the Tenant in a form approved by the Landlord that he or she will comply with the provisions of this lease;

(C)	if the proposed assignee or sub-tenant is a company (not listed on the Australian Stock Exchange) provides the Landlord with a guarantee by the directors of the proposed assignee or sub-tenant of the performance of its obligations under this lease if the Landlord requests this;
(c)	notwithstanding anything contained in this Lease the Tenant may assign or sub-let to Related Corporation of the Tenant without the Landlord’s written consent;

(d)	that if the Tenant assigns, sublets or otherwise deals with this lease or the Premises under this clause 9, the Tenant will remain liable under this lease and will not be released from its obligations whether in respect of past, present or future breaches of its obligations under this lease.
10.	REPAIRS AND MAINTENANCE

10.1	Tenant to repair the Premises
(a)	The Tenant will keep the Premises and all Fixtures and Fittings in good repair and in the same condition as at the Commencement Date or the date on which the Tenant entered into occupation of the Premises (whichever is the earlier). At the expiration or sooner determination of the Term (unless there is a further lease in place) the Tenant must give up the Premises to the Landlord in good repair.

(b)	The obligations of the Tenant under this clause 10 and clause 13.2 (Compliance with Statutes and Requirements) do not require the Tenant to:
(i)	repair damage arising from fair wear and tear except in the circumstances referred to in clause 10.2 (Tenant to maintain the Premises):

(ii)	repair damage caused by risks against which the Landlord has insured unless payment under the insurance has been lawfully refused because of the wilful or negligent acts or omissions of the Tenant or the Tenant’s Employees; and

(iii)	repair or make alterations or additions to the structure of the Premises or spend money on items of a capital nature unless this work or expense is necessary because:
(A)	the Tenant or the Tenant’s Employees have been negligent;

(B)	the Tenant is in breach of its obligations under this lease;

(C)	of the installation of machinery on the Premises;

(D)	of the number of persons or sex of those persons employed by the Tenant; or

(E)	of the Tenant’s particular use or occupation of the Premises.
10.2	Tenant to maintain the Premises

Despite the fact that any damage or disrepair is attributable to fair wear and tear the Tenant must at its own cost and using tradesmen approved by the Landlord:
(a)	keep the Premises in a thorough state of cleanliness at all times and ensure that all waste is placed regularly in suitable containers and removed from the Premises;

(b)	where there is any damage done to the Premises as a result of any wilful or negligent act or omission of the Tenant or the Tenant’s Employees immediately repair the Premises to its former condition;

(c)	immediately replace all glass broken by the Tenant or the Tenant’s Employees;

(d)	replace all damaged or non-operative light globes and tubes in the Premises;

(e)	at all times during the Term and as long as the Tenant remains in possession or occupation keep and maintain clean and in good and substantial working order and condition the airconditioning plant on the Premises. The Tenant must, at its own cost, enter into, maintain and enforce a service contract with an airconditioning contractor approved by the Landlord under which the contractor will attend to regular periodic preventative maintenance and servicing of the airconditioning plant. The Tenant will not be liable to repair or replace major component parts such as major fans, chillers, compressors, motors, pumps and control equipment.
11.	INSURANCE

11.1	Insurance

The Tenant must take out and maintain the following insurance:

(a)	a public risk insurance policy applicable to the Premises for an amount not less than the amount set out in Item 9 in respect of any single claim or a higher amount where the Landlord notifies the Tenant in writing of this amount; and

(b)	an insurance policy against the breakage of glass; and

(c)	an insurance policy covering the Tenant’s Fixtures and Fittings and stock in the Premises. This insurance must be for their full insurable value against damage or destruction caused by fire, flood and any other insurable risk applicable to the Tenant’s Fixtures and Fittings and stock.
11.2	Evidence of insurance

The Tenant will when requested by the Landlord show the Landlord a certificate of currency for the insurance policies taken out the by Tenant.

11.3	Tenant to pay premiums

The Tenant will pay all premiums and other moneys payable for the insurance policies referred to in this clause when they become due and payable.

11.4	Tenant is to pay extra premiums

The Tenant must reimburse the Landlord for all extra premiums resulting from the Tenant’s use of the Premises.

11.5	Landlord to keep premises insured

The Landlord will take out and maintain insurance over the Premises for their full insurable value against damage or destruction caused by fire, explosion, lightning, flood, storm and tempest, malicious action, impact of vehicles, earthquake, damage by aircraft, breakdown of plant and equipment and other insurable risks applicable to the Premises. The Tenant will immediately on request reimburse to the Landlord the amount of the insurance premium.

11.6	Inflammable substances

The Tenant must not store chemicals, inflammable liquids, acetylene gas or alcohol, volatile or explosive oils, compounds substances on the Premises without the Landlord’s prior written consent save for such storage as is necessary in the normal course of the Tenant’s business.

11.7	Compliance with regulations concerning partitioning

The Tenant must comply with all insurance, sprinkler and fire alarm regulations in respect of any partitions which may be erected by or on behalf of the Tenant on the Premises. The Tenant must pay to the Landlord the cost of any alteration to the sprinkler or fire alarm installation which may become necessary because of the Tenant not complying with the requirements of the Landlord’s insurer or any Authority.

12.	INDEMNITY

12.1	Release of Landlord from liability

The Tenant:
(a)	acknowledges that:
(i)	all property or effects which may be in the Premises during the Term are at the sole risk of the Tenant; and

(ii)	the Landlord is not liable for any injury, damage or loss that the Tenant suffers by reason of:
(A)	the state or repair of the Premises;

(B)	leakage or condensation from the water supply or from any sprinkler device or apparatus from the roof, walls, gutter, downpipes:

(C)	any defect in the gas, water, sewerage, heating, oil, electricity or air-conditioning fittings or appliances or sprinkler systems in the Premises; or

(D)	the flooding of any part of the Premises;
except as a result of the negligent or wilful act, omission or default of the Landlord;
(b)	agrees that the Landlord must not be responsible for and releases the Landlord and the Landlord’s Employees from liability in respect of, injury to, loss of or damage to
(i)	any property or effects in the Premises;

(ii)	any person from or in the Premises;

(iii)	any person or property in the street, lanes or lands adjacent to or adjoining the Premises;
except as a result of the negligent or wilful act, omission or default of the Landlord.
12.2	Specific indemnities

The Tenant indemnifies the Landlord against all liabilities, losses, damages and costs incurred or suffered directly or indirectly concerning:
(a)	any loss, damage, death or injury to property or person inside or outside the Premises caused by the neglect or default of the Tenant;

(b)	the negligent or careless use, misuse, waste or abuse of the water, gas, electricity, lighting or other services and facilities of the Premises by the Tenant or the Tenant’s Employees;

(c)	any defect in the gas, electricity, water, sewerage or drainage supply connections or fittings or appliances or services or other plant or equipment including airconditioning fittings or appliances used in connection with the Premises caused or contributed by any act or omission on the part of the Tenant or the Tenant’s Employees;

(d)	failure of the Tenant to notify the Landlord of any defect, of which the Tenant is actually aware, in any of the mechanical or other services in the Premises;

(e)	any faulty Tenant’s Fittings and Fixtures;

(f)	any damage, expense, loss or liability to property or person or suffered or incurred by any persons arising out of the use of the Premises by the Tenant or the Tenant’s Employees; or

(g)	any damage, expense, loss or liability to property or person suffered as a result of the items set out in clause 12.2(a)(ii) (Release of Landlord from liability);
12.3	Negligence or default of the Landlord

The releases, responsibilities and indemnities in clause 12 do not apply to any act, matter, thing or consequence if it arises out of the negligent or wilful act, omission or default of the Landlord or the Landiord’s Employees.
13.	USE OF PREMISES AND CONDUCT OF BUSINESS

13.1	Permitted use of the Premises

The Tenant must not:
(a)	use or allow anyone else to use the Premises for any purpose other than the permitted use as described in Item 8 or such other use as permitted by law;

(b)	use or allow anyone else to use the Premises for any illegal, noxious, offensive or unpleasant trade or business;

(c)	without the prior written consent of the Landlord conduct or allow anyone else to conduct in the Premises any auction sale; and

(d)	do anything in the Premises which is or may become an annoyance, nuisance, grievance or disturbance to any owner or occupier of adjacent premises.

13.2	Compliance with Statutes and Requirements — Tenant
(a)	The Tenant must comply with all Statutes and Requirements relating to or affecting:
(i)	the Premises or any Tenant’s Fixtures and Fittings; or

(ii)	the use or occupation of the Premises;
at its own expense unless clause 10.1(b) (Tenant to repair the Premises) applies.

(b)	Where any Requirement is served on the Tenant, the Tenant shall promptly give the Landlord a copy.
13.3	Failure by Tenant to comply

If the Tenant fails to comply with or observe its obligations under clause 13.2 (Compliance with Statutes and Requirements) within a reasonable time of receiving written notice from the Landlord to do so, the Landlord may exercise and use its rights powers and privileges for the purpose of complying with or observing the Statute or Requirement. The Landlord’s reasonable costs incurred in exercising its rights under this clause must be reimbursed by the Tenant immediately on request.

13.4	Overloading

The Tenant must not bring onto or allow to be brought onto the Premises any heavy machinery, plant or equipment without the Landlord’s prior written consent. Any damage caused to the Premises by bringing them onto or removing them from the Premises will be repaired by the Tenant.

13.5	Securing of the Premises

The Tenant must ensure that all exterior doors and windows in the Premises are securely locked and fastened at all times when the Premises are not occupied.

13.6	Use of appurtenances

The Tenant and the Tenant’s Employees will not:
(a)	use the appurtenances in the Premises for any purpose other than those for which they were constructed; or

(b)	place any items or substances in the toilets, urinals, drains, basins or sinks which they were not designed to receive;
and the Tenant will pay to the Landlord, immediately on receiving an invoice, the Landlord’s costs incurred by repairing all damage to the appurtenances from any misuse caused by the Tenant or the Tenant’s Employees.

13.7	Alterations and installations

The Tenant will not without the Landlord’s prior written consent which cannot be unreasonably withheld:
(a)	alter or make any additions to the Premises;

(b)	partition the Premises; or

(c)	change the partitions in the Premises.
The Tenant must give the Landlord drawings and specifications prepared by a qualified consultant when it asks for the Landlord’s consent under this clause. Any work must be carried out by qualified contractors in accordance with the requirements of the Authorities;

13.8	Heating and cooling

The Tenant must not use any method of heating cooling or lighting the Premises:
(a)	other than appliances or equipment powered by electricity supplied through the meters; or

(b)	which is in contravention of any insurance policy over the Premises.
13.9	Prohibition of smoking of tobacco or other plant products

The Tenant must not smoke tobacco or any other plant products in the Premises.

13.10	Rodents and vermin

The Tenant must take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, birds and animals. The Tenant must employ at it own cost pest exterminators approved :by the Landloard if required by the Landlord.

13.11	Infectious illness

The Tenant must:
(a)	notify the Landlord and the relevant Authorities;

(b)	at the expense of the Tenant, fumigate and disinfect the Premises to the satisfaction of the Landlord and the relevant Authorities; and

(c)	comply with any other reasonable and lawful requirements of the Landlord and the proper Authorities.
if any infectious illness occurs in the Premises.

13.12	Blocking windows

The Tenant must not cover or obstruct any sky lights, glass panels, ventilators or windows that reflect or admit light or air into the Premises.

14.	LANDLORD’S COVENANTS
(a)	The Landlord will subject to the provisions of this lease allow the Tenant to peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person claiming through the Landlord.

(b)	The Landlord covenants with the Tenant to keep and maintain the Premises in good structural repair and condition and weatherproof.

(c)	The Landlord must comply with all statutes, regulations, orders, notices, requirements or demands of any government, statutory, municipal or other public authority affecting the Premises which are not otherwise the Tenant’s obligation hereunder.

(d)	The Landlord must repair or replace airconditioning and fire services, plant or capital items of such plant upon such plant being incapable of repair. For the purposes of this clause capital items of airconditioning plant means major fans, chillers, compressors, motors, pumps and control equipment.
15.	DEFAULT AND TERMINATION

15.1	Tenant in default

The Tenant is in default of the lease if:
(a)	the Annual Rent or any other moneys owing by the Tenant to the Landlord is not paid within 14 days whether or not formal demand for payment has been made;

(b)	the Tenant is in breach of any of its obligations under this lease;

(c)	the Tenant being a company enters into liquidation whether voluntary, compulsory or provisional or is wound up or dissolved (other than for the purposes of amalgamation or reconstruction); or

(d)	the Tenant stops or threatens to stop carrying on its Business.
15.2	Landlord’s right of re-entry

The Landlord may re-enter the Premises if the default is because:
(a)	the Tenant has not paid any rent which it is required to pay under this lease within 14 days of the due date; or

(b)	the Tenant is in breach of any of its other obligations under this lease and has not remedied the breach if the breach is capable of being remedied or made compensation in money for the breach if the breach is not capable of being remedied within a reasonable time as set out in a notice given to the Tenant by the Landlord setting out the default and requesting the Tenant to remedy the breach or make compensation in money for the breach.
Once the Landlord re-enters the Premises, the lease will end but the Landlord’s right to recover moneys owing under this lease or to recover damages will not be affected.

15.3	Interest on overdue moneys

Without prejudice to the rights, powers and remedies of the Landlord under this lease, the Tenant will pay interest at the Specified Rate to the Landlord from the due date until the date such moneys are paid. Interest will be recoverable in the same way as rent in arrears.

15.4	Fundamental and essential terms

Failure by the Tenant to perform and observe any of the Tenant’s obligations under;
(i)	clause 4 - Rent;

(ii)	clause 7 - Outgoings;

(iii)	clause 9 - Assignment and mortgages;

(iv)	clause 10 - Repairs and maintenance;

(v)	clause 11 - Insurance; or

(vi)	clause 13 - Use of Premises and conduct of business;
is a breach of an essential term of this lease.

15.5	Landlord to mitigate damages

If the Tenant vacates the Premises whether with or without the Landlord’s consent, the Landlord must take reasonable steps to mitigate its damages and to lease the Premises at a reasonable rent and on reasonable terms. In doing this the Landlord will not be considered to be accepting the Tenant’s breach and the lease will not be considered repudiated or surrendered by operation of law.

16.	DETERMINATION OF TERM

16.1	Removal of Tenant’s Fixtures and Fittings
(a)	At or before the Termination Date (unless there is a further lease in place) or sooner determination of this lease the Tenant may remove from the Premises the Tenant’s Fixtures and Fittings.

(b)	The Tenant must not cause any damage to the Premises when removing the Tenant’s Fixtures and Fittings. If any damage is caused the Tenant will repair the damage.
16.2	Tenant to yield up Premises

The Tenant must on the Termination Date or sooner determination of this lease return possession of the Premises to the Landlord in a state of repair which complies with the Tenant’s obligations under this lease.

16.3	Failure by Tenant to remove its Fixtures and Fittings

If the Tenant does not remove its Fixtures and Fittings at the end of the lease the Landlord may without being liable in any way to the Tenant:
(a)	deal with the Tenant’s Fixtures and Fittings as if it were the Landlord’s property;

(b)	remove and store the Tenant’s Fixtures and Fittings in such a way as the Landlord thinks fit or

(c)	treat the Tenant’s Fixtures and Fittings as abandoned.
17.	RIGHTS RESERVED BY LANDLORD

17.1	Landlord’s right to enter, view and repair

The Landlord and the Landlord’s Employees have the right to enter onto the Premises with all necessary equipment at all reasonable times after giving notice except in the case of an emergency when no notice need be given:
(a)	to ascertain whether or not there has been any breach of the provisions of this lease;

(b)	to carry out repairs or other works to the Premises or any services in the Premises or to any adjacent building which the Landlord considers is reasonably necessary or in relation to any matter or thing which the Landlord is obliged to do under the lease;

(c)	to carry out any work required to remedy a breach of the Tenant’s repairing obligations, if the Tenant has not taken steps to remedy the breach within a reasonable time from the date of receiving written notice by the Landlord requesting the breach to be remedied;

(d)	for the purpose of complying with the terms of any Statute or Requirement affecting the Premises or of any notice served on the Landlord or the Tenant by any Authority.

(e)	if the Premises are either destroyed or damaged for the purposes of rebuilding or restoration; and

(f)	to carry out any repairs alterations or other works to the services provided to the Tenant.

17.2	Tenant to reimburse Landlord

The Tenant must reimburse to the Landlord immediately on request the costs incurred by the Landlord in carrying out the works referred to in clauses 17.1(c) and 17.1(f).

17.3	Tenant to permit inspection and display of signs

The Tenant will:
(a)	permit the Landlord to show the Premises to prospective purchasers at all reasonable times and on reasonable notice;

(b)	permit the Landlord (acting reasonably) to affix and exhibit ‘For Sale’ signs; and

(c)	allow the Landlord (acting reasonably) to affix ‘To Let’ signs and show the Premises to prospective tenants during the period commencing three months prior to the Termination Date (if the option for a further term has not been exercised);
17.4	Landlord to minimise disturbances

In exercising the rights set out in this clause the Landlord will minimise as far as is reasonably possible any disturbance caused to the Tenant in its occupation and use of the Premises.

18.	COSTS AND STAMP DUTY

18.1	Costs

The Tenant must pay to the Landlord on demand all costs and charges incurred by or on the Landlord’s behalf in relation to:
(a)	any consent required under this lease;

(b)	any assignment subletting or similar arrangement;

(c)	any surrender or ending of this lease unless the lease ends because the Term ends;

(d)	in or in connection with the preservation of the rights of the Landlord;

(e)	in relation to any breach by the Tenant of its obligations under this lease; and (0 any document setting out the adjustment in the Annual Rent under this lease.

(f)	any document setting out the adjustment in the Annual Rent under this lease.

18.2	Stamp duty

The Tenant must pay all stamp duty on this lease and any other document arising from this lease to which the Landlord is a party

19.	GOVERNING LAW AND JURISDICTION

19.1	Governing law

This lease is governed by and construed in accordance with the laws of the State.

19.2	Jurisdiction

The Tenant submits to and accepts the non-exclusive jurisdiction of the courts of the State.

20.	MISCELLANEOUS

20.1	Notices

A party giving notice or notifying under this lease must do so in writing and:
(a)	the notice will be considered served, given or made in relation to a party if it is:
(i)	delivered to the address of that party set out in this lease or at such other address as notified in writing by that party to the other party from time to time; or

(ii)	posted by pre-paid post to the relevant address; or

(iii)	sent by facsimile to the machine situated at the relevant address;
(b)	is sufficient if executed by the party giving serving or making the notice or on its behalf by any attorney director secretary or other duly authorised officer or solicitor of such party; and

(c)	is considered to be given, served or made;
(i)	in the case of pre-paid post, when it would be delivered in the ordinary course of the post;

(ii)	in the case of facsimile, on receipt of a transmission report confirming successful receipt at the conclusion of the transmission; and

(iii)	in the case of delivery by hand, on delivery.
20.2	Naming Rights

The Tenant may name or create a logo for the Premises and may change that name or the logo at any time

21.	INTERPRETATION

In this lease unless the contrary intention appears:
(a)	headings are for ease of reference only and do not affect the meaning of this lease;

(b)	the singular includes the plural and vice versa and words importing a gender include other genders;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

(d)	a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this lease and a reference to this lease includes any schedules and annexures;

(e)	a reference to a document or agreement, including this lease includes a reference to that document or agreement as novated, altered or replaced from time to time;

(f)	a reference to a party includes its executors, administrators, successors and permitted assigns;

(g)	an obligation imposed by this lease on more than one person binds them jointly and severally;

(h)	words and expressions indicating natural persons include partnerships, bodies corporate associations, governments and local authorities and agencies; and

(i)	unless otherwise defined in this lease, words and expressions used in this lease which are defined in A New Tax System (Goods and Services Tax) Act 1999 or Part VB of the Trade Practices Act 1974 have the same meaning in this lease.

EXECUTED as a deed.

THE COMMON SEAL of COMWELD	)
GROUP PTY LTD is fixed to this	)
document in accordance with its constitution	)
)

Signature of director	Signature of director/company secretary
(Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

)
SIGNED SEALED and DELIVERED by	)
MICHAEL FERRARO in the presence of	)

Signature of witness	MICHAEL FERRARO

Name of witness (print)

SCHEDULE

ITEM 1:	The Land
[Clause 1]
The land in Certificate of Title Volume # Folio # [title description to be inserted when registered]

ITEM 2:	Commencement Date
[Clause 1]

ITEM 3:	Termination Date
[Clause 1]
10 years after the Commencement Date

ITEM 4:	Term
[Clause 1]
10 years

ITEM 5:	Annual Rent
[Clause 1]
$514,000 per annum payable by equal monthly instalments

ITEM 6:	Market Review Dates
[Clause 5]

(a)  The start of the sixth year of the Lease and if the Option to Renew under clause 6 is exercised, the Commencement Date of any such further term and the sixth year of the Commencement Date of such further term.

Fixed Review Date

(b) The start of the 2nd, 3rd, 4th, 5th, 7th, 8th, 9th and 10th years of the Lease (which includes any further term).

ITEM 7:	Permitted Use of the Premises
[Clause 13]
Laboratory, offices, warehouse and any other use permitted by law.

ITEM 8:	Public Risk Insurance
[Clause 11]
$10,000,000

ITEM 9:	Further Term(s)
[Clause 6.2]
One option of 10 years

ITEM 10	The Landlord’s Address
[Clause 4.2]
Michael Ferraro
78-82 Chifley Drive
PRESTON~~##~~

14

SCHEDULE 4
PLANS AND SPECIFICATIONS

EXECUTED as a deed

SIGNED SEALED and DELIVERED by	)
MICHAEL FERRARO in the presence of	)

Signature of witness	MICHAEL FERRARO

Name of witness (print)

THE COMMON SEAL of COMWELD	)
GROUP PTY LTD is affixed in accordance	)
with its articles of association	)

Director/Secretary	Director

Name of secretary (print)	Name of director (print)